EXHIBIT 10.1

                                     TEKELEC
                             2001 Officer Bonus Plan

Philosophy:

The Company believes that a portion of each officer's annual compensation should be directly related to the Company's financial performance and such officer's achievement of certain objectives. The 2001 Officer Bonus Plan ("2001 Bonus Plan") is designed to motivate and reward officers for the Company achieving certain key financial results as well as certain business and strategic objectives. The Company believes that the achievement of these results and objectives is essential for the Company's success and for the continued growth in shareholder value.

2001 Bonus Plan:

Each Eligible Officer (as defined below) will be eligible to receive:

(i) a quarterly bonus ("Quarterly Bonus") based on the Company's financial performance as measured by the degree of the Company's attainment of a pre-set, Board of Directors' approved, operating income before bonus goal for each calendar quarter during 2001; and

(ii) an annual bonus ("Annual Bonus") based on his/her achievement of individual objectives that the Chief Executive Officer (in the case of the Chief Executive Officer, the Board of Directors) establishes during the first quarter of 2001.

The Quarterly Bonuses and Annual Bonus payable to an Eligible Officer under the 2001 Bonus Plan will be calculated as a percentage of such officer's actual earnings during a calendar quarter or the calendar year, as the case may be, excluding certain compensation and payments (e.g., reimbursement for moving expenses, bonus payments received under the 2000 or 2001 Bonus Plan, stock option gains, disability benefits, sign-on bonuses, and similar payments).

Eligible Officers:

Unless additional officers are expressly deemed eligible under the 2001 Bonus Plan pursuant to a subsequent, duly adopted Board of Directors resolution, only the following officers shall be eligible to participate in the 2001 Bonus Plan (all titles are positions with Tekelec unless otherwise specified): Chief Executive Officer; Chief Operating Officer; Chief Financial Officer; Senior Vice President and General Manager, NSD; Vice President and General Manager, NDD; Vice President and General Counsel; Chief Technical Officer; Vice President, Corporate Development; Vice President, Human Resources; Vice President, Operations and Quality; Vice President and General Manager, IEX Contact Center Division; and Managing Director, Tekelec Limited (UK).

In order to be eligible to receive a Quarterly or Annual Bonus, an Eligible Officer must be employed by Tekelec or one of its subsidiaries as an Eligible Officer on the date on which such bonuses are paid, unless such requirement is waived by the Company's Chief Executive Officer in
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                                                                    EXHIBIT 10.1

the case of an Eligible Officer other than the Chief Executive Officer, or by the Board of Directors in the case of the Chief Executive Officer.

Quarterly Bonuses:

The Company's pro forma operating income before bonus (which excludes the effects of acquisition - related amortization and other merger charges) calculated on a consolidated basis ("Operating Income before Bonus") for each calendar quarter will be the financial measure for the Quarterly Bonuses.

The amount of bonus payable as a Quarterly Bonus to an Eligible Officer will be calculated by multiplying (i) the product of such Eligible Officer's actual earnings for a calendar quarter and the Quarterly Bonus Percentage listed opposite such officer's position/title in the Bonus Participation Table set forth below by (ii) the applicable Bonus Factor (as determined in accordance with the matrix set forth in Schedule A attached hereto).

The amount of the Company's quarterly Operating Income before Bonus will determine the applicable Bonus Factor. As indicated on Schedule A, minimum quarterly Operating Income before Bonus will result in a Bonus Factor of 25%; maximum quarterly Operating Income before Bonus will result in a maximum Bonus Factor of 100%. There will be a linear increase in the percentage amount of the Bonus Factor between the minimum quarterly Operating Income before Bonus and the maximum quarterly Operating Income before Bonus.

The Quarterly Bonus will be payable in one lump sum (subject to applicable withholding taxes and other applicable deductions) within 30 days after the Company's quarterly results are publicly announced.

Annual Bonus:

The percentage degree (0% to 100%) to which an Eligible Officer achieves his/her pre-set individual objectives will be the measure for the Annual Bonus. The determination of the degree to which an Eligible Officer (other than the Chief Executive Officer) achieves his/her objectives will be made by the Chief Executive Officer by January 31, 2002. The determination of the degree to which the Chief Executive Officer achieves his objectives will be made by the Board of Directors by February 15, 2002.

The amount of a bonus payable as an Annual Bonus to an Eligible Officer will be calculated by multiplying (i) the product of such officer's actual earnings for 2001 and the Annual Bonus Percentage listed opposite such officer's position/title in the Bonus Participation Table set forth below by (ii) the percentage degree to which the Chief Executive Officer or the Board of Directors, as the case may be, determines that such Eligible Officer has achieved his/her objectives for 2001.

The Annual Bonus will be payable in one lump sum (subject to applicable withholding taxes and other applicable deductions) within 30 days of the Chief Executive Officer's or Board of Directors' determination, as the case may be.
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                                                                    EXHIBIT 10.1

Bonus Participation Levels:

For purposes of determining an Eligible Officer's Bonus, the Quarterly Bonus Percentages and the Annual Bonus Percentages for the Eligible Officers shall be as follows:

                            Bonus Participation Table

                                                    Quarterly         Annual
                                                      Bonus           Bonus
         Title                                      Percentage      Percentage
         -----                                      ----------      ----------

Chief Executive Officer                                100%             25%
Chief Operating Officer                                160              40
Senior Vice President and General Manager, NSD          60              15
Chief Financial Officer                                 56              14
Vice President and General Manager, NDD                 56              14
Vice President and General Counsel                      56              14
Vice President, Corporate Development                   40              10
Vice President, Human Resources                         40              10
Vice President, Operations and Quality                  40              10
Vice President and General Manager,
IEX Contact Center Division                             40              10
Chief Technical Officer                                 32               8
Managing Director, Tekelec Limited (UK)                 20               5

Discretionary Bonuses:

Discretionary bonuses may also be paid under the 2001 Bonus Plan but only upon the express approval of the Board of Directors.

                                    * * * * *
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                                                                    EXHIBIT 10.1

                                   Schedule A

2001 First Quarter                                                 Bonus Factor

Minimum Operating Income before Bonus:           $10,561                25%
                                                 -------

Maximum Operating Income before Bonus:           $15,436               100%
                                                 -------

2001 Second Quarter

Minimum Operating Income before Bonus:           $16,864                25%
                                                 -------

Maximum Operating Income before Bonus:           $21,559               100%
                                                 -------

2001 Third Quarter

Minimum Operating Income before Bonus:           $24,996                25%
                                                 -------

Maximum Operating Income before Bonus:           $29,871               100%
                                                 -------

2001 Fourth Quarter

Minimum Operating Income before Bonus:           $35,961                25%
                                                 -------

Maximum Operating Income before Bonus:           $40,836               100%
                                                 -------